Exhibit 99.2(k)(3)

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST
AMERICAN BEACON SOUND POINT ENHANCED INCOME FUND

SECOND AMENDMENT

TO

SUB-ADMINISTRATIVE SERVICES FEE AGREEMENT

This Amendment to the Sub-Administrative Services Fee Agreement is made as of August 26, 2018 (the “Amendment”) by and between American Beacon Funds and the American Beacon Select Funds, each a Massachusetts business trust, the American Beacon Institutional Funds Trust, a Delaware statutory trust, and the American Beacon Sound Point Enhanced Income Fund, a Delaware statutory trust (collectively, the “Trusts”), and American Beacon Advisors, Inc., a Delaware corporation (the “Manager”). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Manager and the Trusts entered into a Sub-Administrative Services Fee Agreement effective as of April 30, 2017 (the “Agreement”);

WHEREAS, the Manager and the Trusts wish to add the American Beacon Apollo Total Return Fund as an additional Trust party to the Agreement and update Schedules A and B to the Agreement as set forth below; and

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	The Agreement is amended as follows:

A.	Schedule A is hereby deleted in its entirety and replaced with the updated Schedule A attached hereto.

B.	Schedule B is hereby deleted in its entirety and replaced with the updated Schedule B attached hereto.

2.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment is incorporated in its entirety into the Agreement, and this Amendment and said Agreement shall be read and interpreted together as the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

AMERICAN BEACON FUNDS AMERICAN BEACON SELECT FUNDS AMERICAN BEACON INSTITUTIONAL FUNDS TRUST AMERICAN BEACON SOUND POINT ENHANCED INCOME FUND AMERICAN BEACON APOLLO TOTAL RETURN FUND
By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
President

AMERICAN BEACON ADVISORS, INC.
By:	/s/ Jeffrey K. Ringdahl
Jeffrey K. Ringdahl
Chief Operating Officer

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

AMERICAN BEACON SOUND POINT ENHANCED INCOME FUND

SUB-ADMINISTRATIVE SERVICES FEE Agreement

SCHEDULE A

American Beacon Funds

American Beacon AHL Managed Futures Strategy Fund

American Beacon Acadian Emerging Markets Managed Volatility Fund

American Beacon Alpha Quant Core Fund

American Beacon Alpha Quant Dividend Fund

American Beacon Alpha Quant Quality Fund

American Beacon Alpha Quant Value Fund

American Beacon ARK Transformational Innovation Fund

American Beacon Bahl & Gaynor Small Cap Growth Fund

American Beacon Balanced Fund

American Beacon Bridgeway Large Cap Growth Fund

American Beacon Bridgeway Large Cap Growth II Fund

American Beacon Bridgeway Large Cap Value Fund

American Beacon Crescent Short Duration High Income Fund

American Beacon Flexible Bond Fund

American Beacon Garcia Hamilton Quality Bond Fund

American Beacon GLG Total Return Fund

American Beacon Global Evolution Frontier Markets Income Fund

American Beacon Grosvenor-Long/Short Fund

American Beacon International Equity Fund

American Beacon Ionic Strategy Arbitrage Fund

American Beacon Large Cap Value Fund

American Beacon Mid-Cap Value Fund

American Beacon Numeric Integrated Alpha Fund

American Beacon SGA Global Growth Fund

American Beacon Shapiro Equity Opportunities Fund American Beacon Shapiro SMID Cap Equity Fund

American Beacon SiM High Yield Opportunities Fund

American Beacon Small Cap Value Fund

American Beacon Sound Point Floating Rate Income Fund

American Beacon Stephens Mid-Cap Growth Fund

American Beacon Stephens Small Cap Growth Fund

American Beacon The London Company Income Equity Fund

American Beacon Twenty Four Strategic Income Fund

American Beacon Zebra Small Cap Equity Fund

AMERICAN BEACON SELECT FUND

American Beacon U.S. Government Money Market Select Fund

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

American Beacon Diversified Fund

AMERICAN BEACON SOUND POINT ENHANCED INCOME FUND

American Beacon Sound Point Enhanced Income Fund

AMERICAN BEACON APOLLO TOTAL RETURN FUND
American Beacon Apollo Total Return Fund